Exhibit 10.4

Form of Moltzan Employment Agreement

THIS EMPLOYMENT AGREEMENT (“Agreement”) made this day of , 200 , by and among Community Banks, Inc., a Pennsylvania corporation (“CMTY”), CommunityBanks, a Pennsylvania bank and trust company (“Community”; CMTY and Community are collectively referred to from time to time herein as the “Company”), and Herbert J. Moltzan, an adult individual (hereinafter referred to as “Executive”).

BACKGROUND:

A. Pursuant to an agreement between CMTY and BUCS Financial Corp (“BFC”) dated September __, 2006 (“Merger Agreement”), CMTY has acquired BFC through a merger in which CMTY was the surviving corporation. Initially capitalized terms used but not defined herein and that are also used in the Merger Agreement shall have the same meanings as in the Merger Agreement.

B. The Company believes that the future services of the Executive will be of great value to the Company, and the Executive is willing to be employed by the Company upon terms and conditions mutually satisfactory to the Executive and the Company.

C. Executive is party to (i) an employment agreement with BFC’s bank subsidiary dated March __, 2006 (“BFC Employment Agreement” or “Original Agreement”) and (ii) an Executive Supplemental Retirement Plan Agreement and related Endorsement Method Split Dollar Plan Agreement with BFC’s bank subsidiary dated ________, 2003 (“SERP”).

D. The Company and Executive wish to set forth the terms and conditions of (i) Executive’s employment by Company and (ii) the termination of the BFC Employment Agreement.

NOW, THEREFORE, in consideration of the agreements hereinafter contained, and intending to be legally bound hereby, the parties agree as follows:

1. Duties as Executive. Company shall employ Executive and Executive shall serve Company as a Regional President of Community or to such comparable executive position to which he may be reasonably appointed by the Company’s CEO in light of his experience and abilities. During his employment by the Company, Executive shall serve Company under the direction of, and in a manner satisfactory to the CEO of the Company. He shall perform his duties faithfully, diligently, and to the best of his ability and shall devote his full time and best efforts to the affairs of the Company.

2. Compensation as Executive. As compensation for all services performed by Executive for Company while employed thereby, Company shall:

a. As of and immediately prior to the Effective Date of the Merger, pay, or consent to BFC or BUCS paying, Executive the lump sum amount of $___________________;

b. During the term of this Agreement, pay Executive, in regular installments, an annual salary of at least $150,000;

c. Pay Executive bonuses as declared from time to time by the Company;

d. Enable Executive to participate in the stock option and management incentive plans of the Company;

e. Continue to maintain and perform the obligations of BFC’s bank subsidiary under the SERP in accordance with the terms and conditions thereof, including an annual contribution to the Pre-Retirement Benefit Account accrual under the Executive Supplemental Retirement Plan Agreement of $50,000 plus applicable earnings credited on the aggregate prior year accruals for each year during the term of this Agreement; and

f. Provide Executive with such health, accident, disability, life insurance, retirement benefits and such other benefits as are provided to similarly situated employees of the Company.

3. Reimbursement of Expenses. Company shall reimburse Executive within thirty (30) days from billing date for necessary and properly documented travel and business expenses, not otherwise reimbursed, incurred by Executive on behalf of Company.

4. Term of Employment. The term of the Executive’s employment under this Agreement shall commence as of the Effective Date of the Merger of CMTY and BFC and shall continue for a period of three (3) years. On each anniversary of the effective date of this Agreement (“Anniversary”), the term of this Agreement and the period of the Executive’s employment hereunder will be automatically extended for successive two-year periods unless, no later than ninety (90) days prior to an Anniversary, either the Company or the Executive gives written notification to the other of an intention not to renew this Agreement. Notwithstanding the foregoing provisions, upon the occurrence of a Change of Control (as hereinafter defined), the term of this Agreement shall automatically renew and be extended for two (2) years from the date thereof.

5. Termination of Employment.

a. Disability. If the Executive becomes permanently disabled (as certified by a licensed physician chosen by the Company and the Executive or in the event that the Company and the Executive cannot agree upon a physician, each shall designate a licensed physician, and the licensed physicians so designated shall appoint a third physician whose decision shall be binding upon the parties) because of sickness, physical or mental disability, or any other reason, and is unable to perform or complete his duties under this Agreement for a period of ninety (90) consecutive days (or time equal to the elimination period under any disability insurance program provided by the Company to the Executive), the Company shall have the option to terminate this Agreement by giving not less than 180 days’ written notice of termination to the Executive. Such termination shall be without prejudice to any right the Executive has under any disability insurance program maintained by the Company.

b. Cause. The Company may terminate this Agreement and the Executive’s employment hereunder for Cause at any time. For the purposes of this Agreement, the Company shall have “Cause” to terminate the Executive’s employment upon (1) the engaging by the Executive in willful misconduct materially injurious to Community; (2) gross negligence or dishonesty of the Executive in the performance of his duties; (3) the commission by the Executive of an act constituting a felony or the conviction of the Executive of a first degree misdemeanor based on dishonesty; (4) the willful and material breach by the Executive of any of his other obligations under this Agreement; (5) the refusal or failure of the Executive to carry out reasonable directives of the CEO (after the Company’s delivery of written notice to the Executive of its intention to terminate the Executive and the Executive’s failure to cure or remedy such action or failure within 30 days of such notice); (6) receipt of a final written directive or order of any governmental body or entity having jurisdiction over the Company requiring termination or removal of the Executive as an officer of the Company; (7) repeated and consistent failure of the Executive to be present and work during normal business hours unless the absence is due to disability described in Section 6(a) below (after the Company’s delivery of written notice to the Executive of its intention to terminate the Executive and the Executive’s failure to cure or remedy such action or failure within 30 days of such notice); or (8) insubordinate, gross incompetence or gross misconduct in the performance of, or gross neglect of, the Executive’s duties hereunder.

c. Good Reason. The Executive may terminate his employment hereunder for Good Reason, provided that such termination occurs within three months following the occurrence of the Good Reason. The term “Good Reason” shall mean (i) any assignment to the Executive, without his consent, of any duties other than those contemplated by Section 1 hereof, or any reduction in the Executive’s duties or responsibilities for the Company; (ii) any removal of the Executive from any of the positions indicated in Section 1 hereof, except in connection with termination of the Executive’s employment for Cause, a promotion of Executive to a higher position or an assignment to Executive of a title and duties and responsibilities approximately comparable to the those involved in the positions indicated in Section 1 above; (iii) breach by the Company of its obligations under Section 2 hereof (after the Executive’s notice to the Company and the Company’s failure to cure such breach within thirty (30) days of such notice); (iv) relocation of Executive’s principal office to a location that is more than thirty (30) miles from Owings Mills, Maryland; or (v) any other willful and material breach by the Company of this Agreement (after the Executive’s notice to the Company and the Company’s failure to cure such breach within thirty (30) days of such notice).

6. Payments Upon Termination.

a. Death, Disability or for Cause. If the Executive’s employment shall be terminated because of death, disability or for Cause, the Company shall pay the Executive his full salary through the date of termination at the rate in effect at the time of termination, and other amounts owing to the Executive at the date of termination, and the Company shall have no further obligations to the Executive under this Agreement.

b. Unilateral and Good Reason Termination (Not Including Change of Control). In the event of a Unilateral Termination or if the Executive shall terminate his employment for Good Reason (except for a termination by the Executive for Good Reason following a Change of Control), then the Company shall pay the Executive his full salary from the date of termination for the remaining term of this Agreement. The Company shall not be required to maintain employee benefit plans and programs to which the Executive was entitled prior to the date of termination. “Unilateral Termination” means termination by the Company of the Executive’s employment for any reason other than for Cause prior to the expiration hereof but does not include termination as a result of disability or notice by the Company of its intention not to renew this Agreement.

c. Termination Following Change of Control. If the Executive terminates his employment for Good Reason following a Change of Control or the Company, or any successor thereto, terminates Executive’s employment following a Change of Control (both, a “Change of Control Termination”), the Executive shall be entitled to compensation equal to two (2) times the Executive’s gross salary and bonus compensation for the calendar year preceding the date of such termination. The Executive shall receive the compensation provided for in this Section 6(c) in twenty-four (24) equal monthly installments payable beginning on the first day of the month succeeding the month in which the Change of Control Termination shall occur, provided that the obligation to pay the compensation provided for in this Section 6(c) shall terminate immediately upon the Executive’s violation of the terms and conditions of the non-disclosure and non-competition provisions set forth in paragraph 8 of this Agreement.

7. Definition of Change of Control. For purposes of this Agreement, the term “Change of Control” shall mean:

a. An acquisition by any “person” or “group” (as those terms are defined or used in Section 13(d) of the Exchange Act, as enacted and in force on the date hereof) of “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act, as enacted and in force on the date hereof) of securities of the Company representing 24.99% or more of the combined voting power of the Company’s securities then outstanding;

b. A merger, consolidation or other reorganization of the Company, except where the resulting entity is controlled, directly or indirectly, by the Company;

c. A merger, consolidation or other reorganization of the Company, except where shareholders of the Company immediately prior to consummation of any such transaction continue to hold as least a majority of the voting power of the outstanding voting securities of the legal entity resulting from or existing after any transaction and a majority of the members of the Board of Directors of the legal entity resulting from or existing after a transaction are former members of the Company’s Board of Directors;

d. A sale, exchange, transfer or other disposition of substantially all of the assets of the Company to another entity, except to an entity controlled, directly or indirectly, by the Company or a corporate division involving the Company;

e. A contested proxy solicitation of the Company’s shareholders that results in the contesting party obtaining the ability to cast twenty-five percent (25%) or more of the votes entitled to be cast in an election of directors of the Company; or

f. During any period of two (2) consecutive years during the term of this Agreement and any renewal hereof, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason (other than for health, disability or other medical incapacity or voluntary retirement) to constitute at least a majority thereof.

8. Non-disclosure and Non-competition. The Executive recognizes and acknowledges that during the course of his employment with the Company and during the course of his future employment with the Company he has acquired and/or may subsequently acquire privileged and confidential information concerning the Company’s or its affiliates’ current and prospective customers, their methods and ways of doing business, their plans and goals for future activities, and other confidential or proprietary information belonging to the Company or its subsidiaries or relating to the Company’s or its affiliates’ affairs (collectively referred to herein as the “Confidential Information”). The Executive further acknowledges and agrees that the Confidential Information is the property of the Company and that any misappropriation or unauthorized use or disclosure of the Confidential Information would constitute a breach of trust causing irreparable injury to the Company, and it is essential to the protection of the Company and its goodwill and to the maintenance of the Company’s competitive position that the Confidential Information be kept secret and not be disclosed to others or used to the Executive’s own advantage or the advantage of others. Accordingly, the Executive agrees that:

(a) Non-disclosure of Confidential Information. During his employment and following the termination thereof, Executive shall hold and safeguard the Confidential Information in trust for Company, its successors and assigns, and shall not without the prior written consent of the Company misappropriate or disclose or make available to anyone for use outside of the Company at any time, either during his employment or subsequent to the termination of his employment, any of the Confidential Information whether or not developed by the Executive; and

(b) Restrictions on Competition. Further, the Executive agrees that he shall not, either during his employment with the Company or during the Restricted Period (as defined below) following the termination of Executive’s employment for any reason (except for a Unilateral Termination, in which case the noncompetition covenant contained in this Section 8(b) shall not apply), without first obtaining the written consent of the CEO of the Company, directly or indirectly, as an officer, director, employee, consultant, agent, partner, joint venturer, proprietary or otherwise, engage in, become interested in, or assist any business which is in competition with the Company or any of its affiliates or subsidiaries, in the areas of commercial banking, mortgage banking, leasing, or the taking of deposits and is located or operating in any of the counties in which the Company or any of its present or future subsidiaries may now or at any time prior to the termination of Executive’s employment have offices or any of the counties contiguous thereto, other than as a shareholder holding not more than one (1%) percent of the outstanding shares of any class of securities registered under the Securities Exchange Act of 1934. “Restricted Period” shall mean (i) in the event of a Change of Control Termination, a period of two years following such termination and (ii) in all other cases, the remainder of the term at the time that the termination occurred.

9. Not Salary. Any deferred compensation payable under this agreement shall not be deemed salary or other compensation to the Executive for the purpose of computing benefits to which he may be entitled under any pension plan or other arrangement of the Company for the benefit of its Executives.

10. No Assignment. The right of the Executive or any other person to the payment of deferred compensation or other benefits under this agreement shall not be assigned, transferred, pledged, or encumbered except by will or by the laws of the descent and distribution.

11. Binding Effect. This agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Executive and his heirs, executors, administrators, and legal representatives.

12. Governing Law. This agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

13. Severability. If any provision of this Agreement shall be found by any count of competent jurisdiction to be unenforceable, the parties hereby waive such provision to the extent that it is found to be unenforceable. Such provision may be modified by such court so that it becomes enforceable, and, as modified, will be enforced as any other provision hereof, all other provisions continuing in full force and effect.

14. Entire Agreement. This Agreement constitutes the entire agreement between the parties and no prior promises, agreements or warranties, verbal or written, shall be of any force unless embodied herein. This Agreement is intended to supersede and replace the Original Agreement. No modification of this agreement shall be of any force or effect unless reduced to writing and signed by both parties.

IN WITNESS WHEREOF, the Company has caused this agreement to be executed by its duly authorized officers and the Executive has hereunto set his hand and seal as of the date first above written.

Community Banks, Inc.

By
Witness	Eddie L. Dunklebarger, President and CEO

CommunityBanks

By
Witness	Eddie L. Dunklebarger, President and CEO

Executive:

Witness	Herbert J. Moltzan